Exhibit 5.1

                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


 TEL (212) 715-9100                                           47, Avenue Hoche
 FAX (212) 715-8000                                              75008 Paris
                                                                          France


                                          March 27, 2001

Cross Media Marketing Corporation
410 Park Avenue
Suite 830
New York, New York 10022

      Re:   Registration Statement on Form S-3 (File No. 333-53654)
            -------------------------------------------------------

Ladies and Gentlemen :

            We have acted as counsel to Cross Media Marketing Corporation, a Delaware corporation (the "Registrant"), in connection with the preparation and filing of the above referenced Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 9,655,792 shares (the "Shares") of Common Stock, par value $.001 per share, issuable upon conversion of 50,625 issued and outstanding shares of the Registrant's Series A Convertible Preferred Stock (the "Series A Shares"), upon exercise of related warrants to purchase Common Stock (the "Warrants") and in payment of dividends accrued on the Series A Shares as of January 1, 2001 and dividends accruing as of July 1, 2001 (the "July Dividend Shares"). The Registrant issued and sold to 30,375 Series A Shares and Warrants to purchase 225,000 shares of Common Stock (the "June Warrants") pursuant to a Securities Purchase Agreement, dated June 9, 2000 (the "Purchase Agreement") between the Registrant and The Shaar Fund Ltd. (the "Purchaser") and issued and sold an additional 20,250 Series A Shares and a warrants to purchase 150,000 shares of Common Stock (the "August Warrants" and together with the June Warrants, the "Warrants") pursuant to a Second Tranche Securities Purchase Agreement, dated August 1, 2000 (the "Second Tranche Agreement"), between the Registrant and the Purchaser.

            In connection with the registration of the Shares, we have reviewed copies of the Registration Statement, the Certificate of Incorporation of the Registrant, as amended (the "Certificate of Incorporation"), the Certificate of Designations of the Series A Shares, the Amended and Restated By-laws of the Registrant, the Purchase Agreement, the Second Tranche Purchase Agreement, the Warrants, resolutions of the Board of Directors of the Registrant and such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents reviewed by us,
(ii) the authenticity of all

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documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) representations, statements and certificates of public officials and others and
(ii) as to matters of fact, statements, representations and certificates of officers and representatives of the Registrant.

            Based upon the foregoing, we are of the opinion that the Shares covered by the Registration Statement, when issued pursuant to the terms and provisions of the Purchase Agreement, the Second Tranche Purchase Agreement, the Certificate of Designations and the Warrants and in the case of the July Dividend Shares, upon declaration of said dividends by the Board of Directors, will be validly issued, fully paid and non-assessable.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

            We do not express any opinion with respect to any law other than the General Corporation Law of the State of Delaware and the federal laws of the United States. Our opinion is rendered only with respect to the laws which are currently in effect in such jurisdictions.



                                    Very truly yours,



                                    /s/ Kramer Levin Naftalis & Frankel LLP